Exhibit 99.1

First Cash Completes Share Repurchase Program; Board Approves Additional Repurchase Authorization

ARLINGTON, Texas, June 22 /PRNewswire-FirstCall/ -- First Cash Financial Services, Inc. (Nasdaq: FCFS) today announced that it has completed the share repurchase program authorized by its Board of Directors in July 2004, under which the Company bought back approximately 10 percent, or 3,200,000 shares, of the Company’s stock. The Company also announced that the Board has authorized a new program for the repurchase of up to 2,000,000 additional shares of First Cash’s outstanding common stock.

Since the commencement of the share repurchase program in July 2004, First Cash has repurchased 3,200,000 shares for an aggregate purchase price of $39.4 million, or approximately $12.32 per share. During the second quarter of 2006, First Cash repurchased approximately 802,000 shares to close out the 2004-authorized program.

Rick Powell, Chairman of the Board, commented, “The timely completion of our initial share repurchase program provides an important and recurring benefit to our shareholders. Given our confidence in First Cash’s ability to simultaneously sustain its consistent growth and generate strong levels of free cash flow, the Board continues to believe that future share repurchases are an excellent use of capital that should enhance shareholder value over the long-term.”

Under its share repurchase programs, the Company can purchase common stock on the open market or in privately negotiated transactions with independent third-parties. The number of shares to be purchased and the timing of the purchases is based on the level of cash balances, general business conditions and other factors, including alternative investment opportunities. No time limit was set for completion of repurchases under the new authorization.

About First Cash

First Cash Financial Services, Inc. and its subsidiaries are engaged in the operation of pawn and consumer credit stores, which lend money on the collateral of pledged personal property, retail previously-owned merchandise acquired through loan forfeitures, provide payday advances, and offer other financial and credit services products. The Company owns and operates stores in twelve U.S. states and seven states in Mexico. First Cash is also an equal partner in Cash & Go, Ltd., a joint venture, which owns and operates 40 check- cashing and financial services kiosks located inside convenience stores.

First Cash has been recognized for four consecutive years by Forbes magazine as one of its “200 Best Small Companies.” This annual ranking is based on a combination of profitability and growth performance measures over the most current one and five-year periods. First Cash was also recently ranked for the second consecutive year by Fortune Small Business magazine on the “FSB 100: America’s Fastest-Growing Small Public Companies.” First Cash’s common stock is traded on the Nasdaq Stock Market under the ticker symbol “FCFS”. It is also a component Company in the Russell 2000 Index.

Forward-Looking Information

This release may contain forward-looking statements about the business, financial condition and prospects of First Cash Financial Services, Inc. (“First Cash” or the “Company”). Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “intends,” “could,” or “anticipates,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy. Forward- looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company’s expectations for growth and the effect of share repurchases on shareholder value. These statements are made to provide the public with management’s current assessment of the Company’s business. Although the Company believes that the expectations reflected in forward- looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward- looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company and may include changes in regional, national or international economic conditions, changes in consumer borrowing and repayment behaviors, changes or increases in competition, the ability to locate, open and integrate new stores, the ability to operate as a credit services organization in Texas, the ability to successfully refer credit services customers to an independent lender who can provide credit to these customers, new legislative initiatives or governmental regulations, or changes to existing laws and regulations affecting payday advance businesses, credit services organizations and pawn businesses in both the U.S. and Mexico, unforeseen litigation, changes in interest rates, changes in tax rates or policies, changes in gold prices, changes in foreign currency exchange rates, future business decisions, and other uncertainties. These and other risks and uncertainties are indicated in the Company’s 2005 Annual Report on Form 10-K (see “Item 1A. - Risk Factors”) and updated in subsequent quarterly reports on Form 10-Q.

SOURCE  First Cash Financial Services, Inc.
    -0-                               06/22/2006
    /CONTACT:   Rick Wessel, President, or Doug Orr, Executive Vice President &
Chief Financial Officer, both of First Cash Financial Services, Inc.,
+1-817-505-3199, or investorrelations@firstcash.com /
    /Web site:  http://www.firstcash.com /
    (FCFS)